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                                                                     EXHIBIT 19

                        STRONG COMMON STOCK FUND, INC.
                                 (Registrant)

                              POWER OF ATTORNEY


       Each person whose signature appears below, constitutes and appoints John Dragisic, Thomas P. Lemke, Lawrence A. Totsky, Stephen J. Shenkenberg, and John
S. Weitzer, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    NAME                              TITLE                           DATE
    ----                              -----                           ----
                           President of the Board (Principal
                           Executive Officer and acting
 /s/ John Dragisic         Principal Financial and Accounting
 ----------------------    Officer) and a Director               April 24, 1997
 John Dragisic



 /s/ Richard S. Strong
 ----------------------    Chairman of the Board and a Director  April 24, 1997
 Richard S. Strong



 /s/ Marvin E. Nevins
 ---------------------     Director                              April 24, 1997
 Marvin E. Nevins



 /s/ Willie D. Davis
 ---------------------     Director                              April 24, 1997
 Willie D. Davis



 /s/ William F. Vogt
 ---------------------     Director                              April 24, 1997
 William F. Vogt



 /s/ Stanley Kritzik
 ---------------------     Director                              April 24, 1997
 Stanley Kritzik
